CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 23, 2010 on Dreyfus New York Tax Exempt Bond Fund, Inc. for the fiscal year ended May 31, 2010 which is incorporated by reference in this Registration Statement (Form N-1A No. 2-83429 and 811-3726) of Dreyfus New York Tax Exempt Bond Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

September 24, 2010